Exhibit 99.1
Samsara Reports Fourth Quarter and Full Fiscal Year 2026 Financial Results
•Q4 revenue of $444.3 million, representing 28% year-over-year growth in actuals and 27% in constant currency
•Q4 net new ARR of $144.8 million representing 33% year-over-year growth in actuals and 31% in constant currency
•Ending ARR of $1.890 billion, representing 30% year-over-year growth in actuals and in constant currency
•GAAP earnings per share of $0.04, representing the second consecutive quarter of GAAP profitability
SAN FRANCISCO, March 5, 2026 — Samsara Inc. (NYSE: IOT), the pioneer of the Connected Operations® Platform, reported financial results for the fourth quarter and fiscal year ended January 31, 2026, and released a shareholder letter accessible from the Samsara investor relations website at investors.samsara.com.
“Fiscal year 2026 was an outstanding year of durable and efficient growth. We ended the year with $1.9 billion of ARR, an increase of 30% year-over-year in constant currency. Within that, we added $432 million of net new ARR, an increase of 21% year-over-year growth in constant currency, accelerating year-over-year at a larger scale,” said Sanjit Biswas, CEO and co-founder of Samsara. “Our performance is driven by the scale of our data asset, which now captures more than 25 trillion data points annually to fuel our AI-powered platform. This proprietary data is ushering in a new phase of digitization. We are now unleashing AI agents, like our AI Safety coach, to automate entire workflows and transform our customers’ operations. We are innovating at an unprecedented pace and are excited to deliver even greater impact for our customers who keep the global economy running.”
Fourth Quarter Fiscal Year 2026 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	Q4 FY2026	Q4 FY2025	Y/Y Change
Annual Recurring Revenue (ARR)	$1,889.9	$1,457.9	30%
ARR adjusted for constant currency (1)	$1,888.5	$1,457.9	30%
Total revenue	$444.3	$346.3	28%
Total revenue adjusted for constant currency (1)	$439.8	$346.3	27%
GAAP gross profit	$338.4	$266.0	$72.4
GAAP gross margin	76%	77%	(1	pt)
Non-GAAP gross profit	$343.2	$269.8	$73.4
Non-GAAP gross margin	77%	78%	(1	pt)
GAAP income (loss) from operations	$9.0	$(18.4)	$27.4
GAAP operating margin	2%	(5%)	7	pts
Non-GAAP operating income	$91.8	$55.9	$35.9
Non-GAAP operating margin	21%	16%	5	pts
GAAP net income (loss) per share, basic and diluted	$0.04	$(0.02)	$0.06
Non-GAAP net income per share, basic and diluted	$0.18	$0.11	$0.07
Net cash provided by operating activities	$69.7	$53.9	$15.8
Net cash provided by operating activities margin	16%	16%	—	pts
Adjusted free cash flow	$62.9	$48.5	$14.4
Adjusted free cash flow margin	14%	14%	—	pts
__________
Note: Numbers are rounded for presentation purposes.

Fiscal Year 2026 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	FY 2026	FY 2025	Y/Y Change
ARR	$1,889.9	$1,457.9	30%
ARR adjusted for constant currency (1)	$1,888.5	$1,457.9	30%
Total revenue	$1,618.6	$1,249.2	30%
Total revenue adjusted for constant currency (1)	$1,616.6	$1,249.2	29%
GAAP gross profit	$1,242.1	$950.9	$291.2
GAAP gross margin	77%	76%	1	pts
Non-GAAP gross profit	$1,260.7	$966.2	$294.5
Non-GAAP gross margin	78%	77%	1	pts
GAAP loss from operations	$(52.6)	$(190.0)	$137.5
GAAP operating margin	(3%)	(15%)	12	pts
Non-GAAP operating income	$282.4	$113.6	$168.8
Non-GAAP operating margin	17%	9%	8	pts
GAAP net loss per share, basic and diluted	$(0.02)	$(0.28)	$0.26
Non-GAAP net income per share, basic	$0.57	$0.27	$0.30
Non-GAAP net income per share, diluted	$0.56	$0.26	$0.30
Net cash provided by operating activities	$236.2	$131.7	$104.5
Net cash provided by operating activities margin	15%	11%	4	pts
Adjusted free cash flow	$208.7	$111.5	$97.2
Adjusted free cash flow margin	13%	9%	4	pts
__________
Note: Numbers are rounded for presentation purposes.
(1)ARR and revenue are adjusted for constant currency. See the section titled “Operating Metrics and Non-GAAP Financial Measures” for constant currency methodology.
We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). See the section titled “Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures and the tables in the section titled “Reconciliation Between GAAP and Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP financial measures.
Financial Outlook
Our guidance includes GAAP and non-GAAP financial measures. For the first quarter and fiscal year 2027, Samsara expects the following:

	Q1 FY2027 Outlook	FY 2027 Outlook
Total revenue	$454 million – $456 million	$1.965 billion – $1.975 billion
Year/Year revenue growth	24%	21% – 22%
Year/Year revenue growth in constant currency (1)	22% – 23%	21%
Non-GAAP operating margin (2)	15%	19%
Non-GAAP net income per share, diluted (2)	$0.12 – $0.13	$0.65 – $0.69
GAAP net income per share, diluted		GAAP Profitable
__________
(1)Constant currency impact to revenue guidance is expected to be a $5M positive impact for Q1 FY27 and a $11M positive impact for FY27. See the section titled “Operating Metrics and Non-GAAP Financial Measures” for constant currency methodology.

(2)Other than with respect to revenue growth adjusted for constant currency, a reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations calculated in accordance with GAAP.
About Samsara
Samsara is the pioneer of the Connected Operations® Platform, which is an open platform that connects the people, assets, and systems of some of the world’s most complex operations, allowing them to develop actionable insights and improve their operations. With tens of thousands of customers across North America and Europe, Samsara is a proud technology partner to the people who keep our global economy running, including the world’s leading organizations across industries in construction, transportation, wholesale and retail trade, field services, logistics, manufacturing, utilities and energy, government, healthcare and education, food and beverage, and others. The company’s mission is to increase the safety, efficiency, and sustainability of the operations that power the global economy.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, the calculation of certain of our key financial and operating metrics, our market opportunity, industry developments and trends, macroeconomic conditions, customer purchasing, adoption of and expected results from our Connected Operations Platform, including cost savings and return on investment, our pace of product development, our product roadmap, and our technological capability, including AI, and our competitive position, as well as assumptions relating to the foregoing.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and could cause actual results and events to differ. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable expressions that concern our expectations, strategies, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made, including information furnished to us by third parties that we have not independently verified, and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.
These risks and uncertainties include our ability to retain customers and expand the use of our solution by our customers, our ability to attract new customers, our future financial performance, including trends in revenue and annual recurring revenue, net retention rate, costs of revenue, gross profit or gross margin, operating expenses, customer counts, non-GAAP financial measures (such as revenue adjusted for constant currency, year-over-year revenue growth adjusted for constant currency, non-GAAP gross margin, non-GAAP operating margin, free cash flow and free cash flow margin, and adjusted free cash flow and adjusted free cash flow margin), our ability to achieve or maintain profitability, the demand for our products or for solutions for connected operations in general, the impact of geopolitical tension, the emergence of public health crises, and similar macroeconomic events, including financial distress caused by bank failures, the impact of political elections in the United States and abroad, global supply chain challenges, increased costs (such as increases in the cost of memory and computing), foreign currency fluctuations, elevated inflation and interest rates, and changes to monetary, fiscal, and trade (including tariff) policies, on our and our customers’ and partners’ respective businesses, the length of our sales cycles, possible harm caused by a security breach or other incident affecting our or our customers’ assets or data, our ability to compete successfully in competitive markets, our ability to respond to rapid technological changes, and our ability to continue to innovate and develop new Applications. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings and reports that we may file from time to time with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Use of Non-GAAP Financial Measures
This document includes certain non-GAAP financial measures. Reconciliations of non-GAAP financial measures to our financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow and adjusted free cash flow do not reflect our future contractual commitments or the total increase or decrease of our cash balance for a given period. These and other limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.
We present these non-GAAP financial measures to assist investors in seeing Samsara’s operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to evaluate our business.
Expenses (Income) Excluded from Non-GAAP Performance Financial Measures—Stock-based compensation expense-related charges include the amortization of deferred stock-based compensation expense for internal-use software and cloud computing arrangements and employer taxes on employee equity transactions. Stock-based compensation expense is a non-cash expense and is dependent on our stock price, which is beyond our control. Accordingly, we find it useful to exclude stock-based compensation expense in order to better understand our ongoing operational performance. Employer taxes on employee equity transactions, which are cash expenses, are excluded because such taxes are directly tied to the timing and size of employee equity transactions and the future fair market value of our common stock, which may vary from period to period independent of the operating performance of our business.
Lease modification, impairment, and related charges, and legal settlements are excluded because management believes that such charges are not reflective of our ongoing operational performance.
Operating Metrics and Non-GAAP Financial Measures
Annual Recurring Revenue (ARR)—We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date.
Net New ARR—Net new ARR is calculated as the difference between the annualized value of subscription contracts that have commenced revenue recognition as of the end of the reporting period and the annualized value of subscription contracts that have commenced revenue recognition as of the end of the prior reporting period.
Constant Currency—Constant currency is a methodology for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results for customer contracts denominated in currencies other than U.S. dollars are converted into U.S. dollars using the average currency exchange rates in effect during the comparative period, rather than the actual currency exchange rates in effect during the current period. For ARR and net new ARR, customer contracts denominated in currencies other than U.S. dollars are translated into U.S. dollars based on the currency exchange rate as of the day of the effective date of the contract. For guidance, currency impact on total revenue growth is derived by applying the average currency exchange rates in effect during the comparative period, rather than the currency exchange rates for the guidance period.
Customer—We define a customer as an entity, or group of affiliated entities with a shared parent organization, that has ARR of greater than $1,000 at the end of a reporting period. Determinations regarding the relationship between customer entities are primarily based on publicly available information and information supplied to us by our customers, and we have not independently verified the legal relationship between entities in all cases. Our customer count is subject to adjustments for acquisitions, spin-offs, segmentation by geography, and other market and commercial activity.
Non-GAAP Gross Profit and Non-GAAP Gross Margin—We define non-GAAP gross profit as gross profit excluding the effect of stock-based compensation expense-related charges included in cost of revenue. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of total revenue. We use non-GAAP gross profit and non-GAAP gross margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.

Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin—We define non-GAAP operating income (loss) as income (loss) from operations excluding the effect of stock-based compensation expense-related charges, lease modification, impairment, and related charges, and legal settlements. Non-GAAP operating margin is defined as non-GAAP operating income (loss) as a percentage of total revenue. We use non-GAAP operating income (loss) and non-GAAP operating margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP operating income (loss) and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share—We define non-GAAP net income (loss) as net income (loss) excluding the effect of stock-based compensation expense-related charges, lease modification, impairment, and related charges, and legal settlements. Our non-GAAP net income (loss) per share–basic is calculated by dividing non-GAAP net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share–diluted is calculated by giving effect to all potentially dilutive common stock equivalents (stock options, restricted stock units, and shares issued under our 2021 Employee Stock Purchase Plan) to the extent they are dilutive. Non-GAAP net loss per share–diluted is the same as non-GAAP net loss per share–basic as the inclusion of all potential dilutive common stock equivalents would be antidilutive. We use non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Free Cash Flow and Free Cash Flow Margin—We define free cash flow as net cash provided by (used in) operating activities reduced by cash used for purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. We believe that free cash flow and free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin—We define adjusted free cash flow as free cash flow excluding the cash impact of non-recurring capital expenditures associated with the build-out of our corporate office facilities in San Francisco, California, net of tenant allowances, and legal settlements. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of total revenue. We believe that adjusted free cash flow and adjusted free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives by excluding the impact of non-recurring events.
Webcast Information and Shareholder Letter
An investor presentation and accompanying shareholder letter is accessible from the Samsara investor relations website at https://investors.samsara.com/. Samsara will host a live webcast to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. The live webcast may be accessed at https://investors.samsara.com/. Following the webcast, a replay will be accessible from the same website.
Investor Contact:
Mike Chang
ir@samsara.com
Media Contact:
Stephanie Burke
media@samsara.com

SAMSARA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	January 31, 2026	February 1, 2025
Assets
Current assets:
Cash and cash equivalents	$318,789	$227,576
Restricted cash, current	6,054	—
Short-term investments	515,003	467,222
Accounts receivable, net	321,442	234,016
Inventories	48,194	38,911
Connected device costs, current	142,904	119,323
Deferred commissions, current	85,463	67,120
Prepaid expenses and other current assets	69,269	58,106
Total current assets	1,507,118	1,212,274
Restricted cash, non-current	—	18,218
Long-term investments	403,123	282,652
Property and equipment, net	81,607	58,151
Operating lease right-of-use assets	60,303	64,864
Connected device costs, non-current	297,245	242,928
Deferred commissions, non-current	176,415	142,221
Other assets	14,863	2,994
Total assets	$2,540,674	$2,024,302
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$47,680	$64,017
Accrued expenses and other current liabilities	102,073	74,976
Accrued compensation and benefits	75,403	43,443
Deferred revenue, current	679,316	563,254
Operating lease liabilities, current	12,566	15,656
Total current liabilities	917,038	761,346
Deferred revenue, non-current	129,726	122,516
Operating lease liabilities, non-current	60,202	64,622
Other liabilities	13,261	6,622
Total liabilities	1,120,227	955,106
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	13	12
Class B common stock	23	23
Class C common stock	—	—
Additional paid-in capital	3,035,176	2,680,012
Accumulated other comprehensive income (loss)	4,357	(846)
Accumulated deficit	(1,619,122)	(1,610,005)
Total stockholders’ equity	1,420,447	1,069,196
Total liabilities and stockholders’ equity	$2,540,674	$2,024,302

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Revenue	$444,296	$346,290	$1,618,635	$1,249,199
Cost of revenue	105,915	80,304	376,549	298,321
Gross profit	338,381	265,986	1,242,086	950,878
Operating expenses:
Research and development	89,516	73,277	344,589	299,716
Sales and marketing	175,905	152,653	683,780	601,648
General and administrative	63,941	57,199	266,293	234,609
Lease modification, impairment, and related charges	—	419	—	4,028
Legal settlement	—	850	—	850
Total operating expenses	329,362	284,398	1,294,662	1,140,851
Income (loss) from operations	9,019	(18,412)	(52,576)	(189,973)
Interest income and other income, net	18,517	9,792	53,482	39,559
Income (loss) before provision for income taxes	27,536	(8,620)	906	(150,414)
Provision for income taxes	5,498	2,582	10,023	4,493
Net income (loss)	$22,038	$(11,202)	$(9,117)	$(154,907)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	1,447	(732)	3,452	(2,503)
Unrealized gains (losses) on investments, net of tax	110	(114)	1,751	41
Total other comprehensive income (loss)	1,557	(846)	5,203	(2,462)
Comprehensive income (loss)	$23,595	$(12,048)	$(3,914)	$(157,369)
Basic and diluted net income (loss) per share:
Net income (loss) per share, basic and diluted	$0.04	$(0.02)	$(0.02)	$(0.28)
Weighted-average shares used in computing net income (loss) per share, basic	578,978,974	563,692,988	573,483,155	556,317,440
Weighted-average shares used in computing net income (loss) per share, diluted	587,619,051	563,692,988	573,483,155	556,317,440

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Operating activities
Net income (loss)	$22,038	$(11,202)	$(9,117)	$(154,907)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,432	4,804	24,048	20,649
Stock-based compensation expense	78,926	69,018	314,983	277,870
Net accretion of discounts on investments	(2,804)	(3,122)	(10,585)	(15,295)
Lease modification, impairment, and related charges	—	(80)	—	3,529
Other	(296)	(2,226)	3,460	1,766
Changes in operating assets and liabilities:
Accounts receivable, net	(109,786)	(52,339)	(144,676)	(75,531)
Inventories	6,064	(2,235)	(19,095)	(22,416)
Prepaid expenses and other current assets	(13,300)	(23,784)	(7,657)	(6,885)
Connected device costs	(45,214)	(12,333)	(74,535)	(27,460)
Deferred commissions	(22,390)	(13,328)	(51,312)	(31,779)
Other assets	(1,166)	3,616	(4,347)	4,438
Accounts payable and other liabilities	99,737	51,074	97,723	37,283
Deferred revenue	50,756	46,047	116,525	120,283
Operating lease liabilities	(264)	(51)	795	114
Net cash provided by operating activities	69,733	53,859	236,210	131,659
Investing activities
Purchases of property and equipment	(8,018)	(5,347)	(28,766)	(20,177)
Purchases of investments	(230,343)	(123,392)	(873,467)	(649,478)
Proceeds from sales of investments	—	—	—	1,247
Proceeds from maturities and redemptions of investments	183,690	129,221	714,050	601,987
Other investing activities	(150)	—	(1,350)	(200)
Net cash provided by (used in) investing activities	(54,821)	482	(189,533)	(66,621)
Financing activities
Proceeds from issuance of common stock from equity compensation plans	12,111	11,840	30,856	28,799
Other financing activities	(87)	(351)	(928)	(1,698)
Net cash provided by financing activities	12,024	11,489	29,928	27,101
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	1,527	(625)	2,444	(1,083)
Net increase in cash, cash equivalents, and restricted cash	28,463	65,205	79,049	91,056
Cash, cash equivalents, and restricted cash, beginning of period	296,380	180,589	245,794	154,738
Cash, cash equivalents, and restricted cash, end of period	$324,843	$245,794	$324,843	$245,794

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Total revenue and revenue growth reconciliation
GAAP revenue	$444,296	$346,290	$1,618,635	$1,249,199
Add:
Constant currency adjustment	(4,446)	—	(2,061)	—
Revenue adjusted for constant currency (1)	$439,850	$346,290	$1,616,574	$1,249,199
GAAP revenue growth	28%	25%	30%	33%
Revenue growth in constant currency (1)	27%	25%	29%	33%

Gross profit and gross margin reconciliation
GAAP gross profit	$338,381	$265,986	$1,242,086	$950,878
Add:
Stock-based compensation expense-related charges (2)	4,819	3,765	18,575	15,349
Non-GAAP gross profit	$343,200	$269,751	$1,260,661	$966,227
GAAP gross margin	76%	77%	77%	76%
Non-GAAP gross margin	77%	78%	78%	77%

Operating income (loss) and operating margin reconciliation
GAAP income (loss) from operations	$9,019	$(18,412)	$(52,576)	$(189,973)
Add:
Stock-based compensation expense-related charges (2)	82,819	73,068	334,975	298,647
Lease modification, impairment, and related charges	—	419	—	4,028
Legal settlement (3)	—	850	—	850
Non-GAAP operating income	$91,838	$55,925	$282,399	$113,552
GAAP operating margin	2%	(5%)	(3%)	(15%)
Non-GAAP operating margin	21%	16%	17%	9%

Net income (loss) reconciliation
GAAP net income (loss)	$22,038	$(11,202)	$(9,117)	$(154,907)
Add:
Stock-based compensation expense-related charges (2)	82,819	73,068	334,975	298,647
Lease modification, impairment, and related charges	—	419	—	4,028
Legal settlement (3)	—	850	—	850
Non-GAAP net income (4)	$104,857	$63,135	$325,858	$148,618

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net income (loss) per share, basic and diluted, reconciliation
GAAP net income (loss) per share, basic	$0.04	$(0.02)	$(0.02)	$(0.28)
Total impact on net income (loss) per share, basic, from non-GAAP adjustments	0.14	0.13	0.59	0.55
Non-GAAP net income per share, basic	$0.18	$0.11	$0.57	$0.27

GAAP net income (loss) per share, diluted (5)	$0.04	$(0.02)	$(0.02)	$(0.28)
Total impact on net income (loss) per share, diluted, from non-GAAP adjustments	0.14	0.13	0.58	0.54
Non-GAAP net income per share, diluted (5)	$0.18	$0.11	$0.56	$0.26

Weighted-average shares used in computing GAAP and non-GAAP net income (loss) per share, basic	578,978,974	563,692,988	573,483,155	556,317,440
Weighted-average shares used in computing GAAP net income (loss) per share, diluted (5)	587,619,051	563,692,988	573,483,155	556,317,440
Weighted-average shares used in computing non-GAAP net income per share, diluted (5)	587,619,051	583,103,329	585,363,583	578,287,245

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Free cash flow, adjusted free cash flow, free cash flow margin, and adjusted free cash flow margin reconciliation
Net cash provided by operating activities	$69,733	$53,859	$236,210	$131,659
Purchases of property and equipment	(8,018)	(5,347)	(28,766)	(20,177)
Free cash flow	$61,715	$48,512	$207,444	$111,482
Legal settlement (6)	1,217	—	1,217	—
Adjusted free cash flow	$62,932	$48,512	$208,661	$111,482
Net cash provided by operating activities margin	16%	16%	15%	11%
Free cash flow margin	14%	14%	13%	9%
Adjusted free cash flow margin	14%	14%	13%	9%
__________
(1)To facilitate comparability across periods, revenue and revenue growth are adjusted for constant currency by excluding the effect of foreign currency rate fluctuations.
(2)Stock-based compensation expense-related charges were included in the following line items of our condensed consolidated statements of operations and comprehensive income (loss) as follows:

	Three Months Ended		Fiscal Year Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Cost of revenue	$4,819	$3,765	$18,575	$15,349
Research and development	32,577	25,174	125,314	107,250
Sales and marketing	22,377	23,628	94,697	90,471
General and administrative	23,046	20,501	96,389	85,577
Total stock-based compensation expense-related charges (7)	$82,819	$73,068	$334,975	$298,647
(3)In January 2025, we settled in principle non-recurring litigation and recognized a one-time operating expense charge of $0.9 million for the three months and fiscal year ended February 1, 2025.
(4)There were no material income tax effects on our non-GAAP adjustments for all periods presented.
(5)For each period in which we had net income, diluted net income per share is calculated using weighted-average number of shares of common stock outstanding during the period, adjusted for dilutive potential shares that were assumed outstanding during the period.
(6)In November 2025, we settled a non-recurring legal matter, net of insurance proceeds, for $1.2 million.
(7)Stock-based compensation expense-related charges included amortization of capitalized stock-based compensation expense of approximately $1.1 million and $3.7 million for the three months and fiscal year ended January 31, 2026, respectively, and approximately $0.6 million and $2.2 million for the three months and fiscal year ended February 1, 2025, respectively, which was initially capitalized as internal-use software or cloud computing arrangements. Stock-based compensation expense-related charges also included approximately $2.8 million and $16.3 million of employer taxes on employee equity transactions for the three months and fiscal year ended January 31, 2026, respectively, and approximately $3.4 million and $18.6 million of employer taxes on employee equity transactions for the three months and fiscal year ended February 1, 2025, respectively.